                                THE COMPANIES ACT
                       (Chapter 486, of the Laws of Kenya)

                        PRIVATE COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                           TSAVO POWER COMPANY LIMITED

                      Incorporated 22nd day of January 1998

                  Adopted the _____ day of ____________ , 2000

                                THE COMPANIES ACT

                           (Chapter 486 Laws of Kenya)

                             ARTICLES OF ASSOCIATION

                                       of

                           TSAVO POWER COMPANY LIMITED

                                   PRELIMINARY

1.   The  regulations  contained in or made  applicable by Table A part 1 of the
     First  Schedule to the Act ("Table A") shall apply to the Company,  subject to the exclusions,  modifications and additions hereinafter  appearing.  In case of any conflict  between these Articles and the regulations  contained in Table A, these Articles shall prevail.

2.   Paragraphs 24, 53, 62, 65, 75, 77, 84(2) and (4), 89 to 94 (inclusive)  and the proviso to regulation 79 of Table A shall not apply to the Company.

3.   In these Articles, the following terms shall have the following meanings:

     "Act" shall mean the Companies Act (Cap 486) of Kenya.

     "Affiliate"  shall mean,  with  respect to any  Person,  any member of such
     Person's   Group,   provided  that  for  the  purposes  of  these  Articles
     IPS-Cinergy shall be deemed to be an Affiliate of each of IPS-K and Cinergy and each member of their respective Groups.

     "Affiliate  Contract"  shall  mean  any  contract  or  other  agreement  or arrangement  (other than the Shareholders  Agreement)  between or otherwise involving the Company, on the one hand, and any Member or Affiliate of such
     Member,  on the other hand, or which benefits directly or indirectly (other than as a Member) any Member or Affiliate of such Member.

     "Annual  Budget"  shall  mean each  annual  budget of the  Company  adopted pursuant  to the  procedures  described  in Clause 2.7 of the  Shareholders
     Agreement.

     "Articles" shall mean these Articles of Association.

     "Authority"  shall  mean any  national,  supranational,  regional  or local
     government   or   governmental,   administrative,   fiscal,   judicial   or
     government-owned body, department,  commission, authority, tribunal, agency or any Person,  whether or not government- owned and howsoever  constituted or called, that exercises the functions of a central bank.

     "Board of Directors" shall mean the board of directors of the Company.

     "Business  Day" shall mean a day when  banks are open for  business  in New
     York, New York, London, England and Frankfurt, Germany.

     "CDC" shall mean CDC Group plc, a public limited  company  incorporated  in
     England with limited  liability and company number 3877777,  the registered office of which is at One Bessborough Gardens, London SW1V 2JQ.

     "CDCFS" shall mean CDC Financial  Services  (Mauritius)  Limited, a company organised  and  existing  under the laws of Mauritius  with company  number
     15392/2158,  the  registered  office of which is  located  at Les  Cascades
     Building Edith Cavell Street, Port Louis, Mauritius.

     "Cinergy"  shall mean Cinergy Global Power,  Inc., a company  organised and existing  under  the laws of the State of  Delaware,  with  company  number
     2791375, the principal office of which is at 139 East Fourth Street, Atrium
     II, 30th Floor, P.O. Box 960, Cincinnati, Ohio 45201-0960.

     "Class"  shall mean a class of  Ordinary  Shares or  Redeemable  Preference
     Shares, in each case, designated by a letter and a number.

     "Common Terms  Agreement" shall mean the Common Terms Agreement dated on or about the date of the adoption of these Articles between the Company,  CDC,
     Deutsche Investitions-und Entwicklungsgesellschaft mbH and IFC, as lenders,
     Citicorp Trustee Company Limited,  as security trustee,  and Citibank N.A., as Account Bank.

     "Company" shall mean Tsavo Power Company Limited,  a company  organised and existing under the laws of the Republic of Kenya with company  registration number C.79440.

     "Defaulting  Shareholder"  shall mean any Member which has defaulted in the performance of one or more of the  obligations  specified in Clause 10.4 or
     Clause 10.5 of the Shareholders Agreement.

     "Development  Budget"  shall mean the budget  attached as Schedule B to the
     Shareholders Agreement.

     "Director" shall mean a member of the Board of Directors of the Company and shall  include,  where  applicable,  an  alternate  director  appointed  in accordance with these Articles.

     "Finance  Documents"  shall have the meaning  specified in the Common Terms
     Agreement.

     "Financial  Year" shall mean the accounting year of the Company  commencing each year on January 1 and  ending on the  following  December  31, or such other period as the Company,  with the consent of the Majority  Lenders (as defined in the Common Terms Agreement), from time to time designates as its accounting year.

     "Group" shall mean, with respect to any Person, collectively,  such Person, any  holding  company of such  Person and any  subsidiaries  or  subsidiary undertakings  of such Person or its  holding  company.  "Holding  company",
     "subsidiary" and "subsidiary  undertaking" shall have the meanings given to them in the Companies Act 1985 of the United Kingdom.

     "IFC"  shall  mean  International  Finance  Corporation,  an  international
     organization   established  by  Articles  of  Agreement  among  its  member countries including the Republic of Kenya, the principal office of which is at 2121 Pennsylvania Avenue, N.W., Washington, D.C. 20433, U.S.A.

     "Indebtedness  for Borrowed Money" shall have the meaning  specified in the
     Common Terms Agreement.

     "Index  Linked"  shall  mean,  when an  amount  is  expressed  to be "Index
     Linked",  such amount as increased on each  anniversary  of the date of the
     Shareholders Agreement by a multiplier of

                                     USCPI A
                                -----------------
                                     USCPI B

          Where:

          USCPIA = the United  States  Consumer  Price Index for the month three
               (3) months prior to the month in which the  relevant  anniversary of the date of the Shareholders Agreement occurs; and

          USCPIB = the  United  States  Consumer  Price  Index in effect  during
               November 1999, namely 168.3.

          "IPS-Cinergy"   shall  mean  IPS-Cinergy  Power  Limited,   a  company
          organised  and  existing  under the laws of the Republic of Kenya with company number C.76025, a joint venture between IPS-K and Cinergy, the registered  office  of which is at Floor  11,  IPS  Building,  Kimathi
          Street, Nairobi, Kenya.

          "IPS-K" shall mean Industrial  Promotion  Services (Kenya) Limited,  a company organised and existing under the laws of the Republic of Kenya with company number 14/69,  the registered  office of which is at P.O.
          Box 30500, Floor 11, IPS Building, Kimathi Street, Nairobi, Kenya.

          "KPLC"  shall mean The Kenya Power and  Lighting  Company  Limited,  a company  organised  and  existing  under the laws of the  Republic  of
          Kenya.

          "Lien"  shall  mean  any   mortgage,   pledge,   charge,   assignment,
          hypothecation, security interest, title retention, preferential right, trust  arrangement,  right of set-off,  counterclaim or banker's lien, privilege or priority of any kind having the effect of  security,  any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of law.

          "Member"  shall mean any holder of the Ordinary  Shares or  Redeemable
          Preference Shares.

          "New Capital" shall have the meaning  specified in Clause  2.5.2(a) of the Shareholders Agreement.

          "Ordinary  Shares" shall mean any of the Class A-1,  Class B-1,  Class
          C-1 or Class D-1 ordinary  shares,  par value 1 Shilling  each, of the
          Company.

          "Person"  shall  mean  any  natural  person,   corporation,   company,
          partnership,   firm,  voluntary  association,  joint  venture,  trust,
          unincorporated  organisation,  Authority or any other  entity  whether acting in an individual, fiduciary or other capacity.

          "Plant" shall mean the diesel  engined  heavy fuel oil fired  electric generating  plant having an  estimated  capacity of 74 megawatts to be constructed  on the Site (as defined in the Common  Terms  Agreement), and associated systems.

          "PPA"  shall mean the power  purchase  agreement  (as  amended)  dated
          January 28, 2000 between the Company and KPLC.

          "Preference   Shareholder"   shall  mean  any  holder  of   Redeemable
          Preference Shares.

          "Project" shall mean the Plant,  all auxiliary  facilities,  utilities and the sites  thereof  and the  construction,  financing,  ownership, operation and maintenance of the same.

          "Project  Documents"  shall mean the documents listed in Schedule 3 to the Common Terms Agreement.

          "Qualified Majority" shall mean (a) in respect of any matter requiring a vote of the Directors, the affirmative vote of Directors entitled to vote on such matter representing seventy-five percent (75%) or more of the total  number of  Ordinary  Shares  represented  by all  Directors entitled  to  vote on  such  matter  (and  for  the  purposes  of this definition  a Director  shall be deemed to  "represent"  the number of
          Ordinary  Shares as are held by the  Member(s)  which  nominated  such
          Director),  and (b) in the  respect of any matter  requiring a vote of the Members,  the  affirmative  vote of Members  holding  seventy-five percent (75%) or more of the Ordinary  Shares entitled to vote on such matter.

          "Redeemable  Preference Shares" shall mean any of the Class A-2, Class
          B-2,  Class  C-2 or  Class  D-2  redeemable  participating  preference shares, par value 1000 Shillings each, of the Company.

          "Shares"  shall  mean,  collectively,  the  Ordinary  Shares  and  the
          Redeemable Preference Shares, and, individually, any of them.

          "Shareholders  Agreement" shall mean the Shareholders  Agreement dated on or about the date of the  adoption of these  Articles,  between the
          Company and CDCFS, IPS-Cinergy, TPIL, WPKIL and IFC.

          "Simple  Majority" shall mean (a) in respect of any matter requiring a vote of the Directors,  the affirmative vote of Directors  entitled to vote on such matter  representing more than fifty percent (50%) of the total number of Ordinary Shares  represented by all Directors entitled to vote on such matter  (and for the  purposes  of this  definition  a
          Director shall be deemed to "represent"  the number of Ordinary Shares as are held by the Member(s) which  nominated such Director),  and (b)
          in the  respect of any matter  requiring  a vote of the  Members,  the affirmative  vote of Members  holding more than fifty percent (50%) of the Ordinary Shares entitled to vote on such matter.

          "Sponsors" shall mean Wartsila Delaware,  IPS-K,  Cinergy and CDC, and
          "Sponsor" shall mean any one of them.

          "TPIL" shall mean Tsavo Power International,  LLC, a limited liability company  organised and existing  under the laws of the Cayman  Islands with company number CR-86578, the principal office of which is located at Maples &  Calder,  P.O.  Box 309,  Ugland  House,  South Church
          Street,  Georgetown,  Grand  Cayman,  and  wholly  owned  by  Wartsila
          Delaware

          "transfer"  shall mean,  unless the context  otherwise  requires,  any sale, transfer, assignment, pledge, hypothecation or other disposition of, or creation, incurrence or assumption of any Lien upon, any of the
          Shares.

          "Transaction Documents" shall mean collectively, the Finance Documents and the Project Documents.

          "United  States  Consumer Price Index" or "USCPI" shall mean the index known as "The Consumer Price Index for All Urban Consumers (CPI-U) for
          the U.S.  City Average for All Items,  1982-84 = 100", as published by the United States Department of Labor, Bureau of Labor Statistics,  or
          such other index as may be agreed by the Parties from time to time.

          "U.S.  Dollars" and "US$" shall mean the lawful currency of the United
          States of America.

          "Wartsila  Delaware" shall mean Wartsila  Development &  Financial
          Services, Inc., a company organised and existing under the laws of the state of  Delaware,  the  principal  office of which is at 201 Defense
          Highway, Suite 100, Annapolis, Maryland 21401, U.S.A.

          "WPKIL" shall mean  Wartsila  Power Kenya  Investment,  LLC, a limited liability  company organised and existing under the laws of the Cayman
          Islands with company number CR-86577, the principal office of which is located at Maples &  Calder,  P.O. Box 309,  South Church  Street,
          Georgetown, Grand Cayman.

          "Wholly Owned Affiliate"  shall mean, with respect to any Person,  any
          Affiliate of such Person one hundred  percent  (100%) of the shares of which are owned by such  Person or who owns 100% of the shares of such
          Person.

4.   Unless the context of these  Articles  otherwise  requires,  the  following rules of interpretation shall apply to these Articles:-

a    (a) the singular shall include the plural, and the plural shall include the singular;

b    (b) the words  "hereof",  "herein",  "hereby",  "hereto" and similar  words refer to the entirety of these Articles and not to any  particular  Article or any other subdivision of these Articles;

     (c) a reference to any  "Article"  is a reference to a specific  Article of these Articles;

     (d) a reference to any law, statute, regulation,  notification or statutory provision includes any amendment, modification or re-enactment thereof;

     (e) a reference to any  agreement,  instrument,  contract or other document includes any amendment, amendment and restatement,  supplement,  variation, novation or assignment thereof or other  modification  thereto from time to time;

     (f) a  reference  to any  Person  includes  such  Person's  successors  and permitted assigns; and

     (g) the headings and the table of contents are inserted for  convenience of reference only and shall not affect the interpretation of this Agreement.

1.   The Company is a Private Company and accordingly:-

     (a)  The right to  transfer  Shares of the  Company  is  restricted  in the manner hereinafter prescribed.

     (b)  The number of Members  (exclusive of persons who are in the employment of the  Company  and of  Persons  who,  having  been  formerly  in the employment of the Company,  were, while in such  employment,  and have continued,  after the determination of such employment,  to be Members of the Company) is limited to fifty (50).

     (c)  Any invitation to the public to subscribe for any Shares or debentures of the Company is prohibited.

     (d)  The  Company  shall  not have the  power to issue  share  warrants  to bearer.

                                     SHARES

     1.   The share  capital  of the  Company at the date of  adoption  of these
          Articles  is  16,900,000  Kenyan  Shillings  divided  into  16,500,000
          Ordinary  Shares of  Shilling  One (Sh.  1/=) each and 400  Redeemable
          Preference  Shares of Shillings One thousand  (Shs.  1000/=) each. The
          Ordinary  Shares  shall be divided into  4,950,000  Class A-1 Ordinary
          Shares,  8,233,500  Class B-1  Ordinary  Shares,  2,491,500  Class C-1
          Ordinary Shares and 825,000 Class D-1 Ordinary Shares.  The Redeemable
          Preference  Shares  shall be  divided  into 100 Class  A-2  Redeemable
          Preference  Shares,  100 Class B-2 Redeemable  Preference  Shares, 100
          Class C-2  Redeemable  Preference  Shares and 100 Class D-2 Redeemable
          Preference Shares.

     2.   No Member  shall hold more than one Class of  Ordinary  Shares and one
          Class of Redeemable Preference Shares.

     3.   Except as  otherwise  provided  in these  Articles  and subject to the right to appoint and remove Directors set forth in Articles 27 through
          29  (inclusive),  all  Ordinary  Shares  shall  rank pari passu in all respects with all other Ordinary Shares, and all Redeemable Preference
          Shares shall rank pari passu in all respects with all other Redeemable
          Preference Shares.

     4.   Subject to the provisions of these  Articles,  the unissued  Shares of the Company  shall be at the disposal of the  Directors who may allot, grant  options  over or  otherwise  dispose of them to such Persons at such  times  and for  such  consideration  and  upon  such  terms  and conditions  as the  Directors may determine but so that no Share shall be issued at a discount  except in  accordance  with Section 59 of the
          Act.

     5.   Except  in the case of the  issue of  Shares  pursuant  to any  rights previously  conferred in accordance with these Articles,  whenever the
          Board of Directors proposes to issue any Shares it shall issue them in accordance with Clauses 2.5.1 and 2.5.2 of the Shareholders Agreement.
          Shares  issued by the Board of  Directors to each Member shall be part of the Class held by such Member.

                          REDEEMABLE PREFERENCE SHARES

The rights of the Redeemable Preference Shares are set out below:

     6.   Any  distribution  of the profits of the  Company  which it shall from time to time be  resolved  to make shall be  applied in the  following priority:  Firstly, in payment to the holders of Redeemable Preference
          Shares of the proportion of the distribution in question  allocated to the Redeemable  Preference Shares,  and,  secondly,  in payment to the holders of Ordinary  Shares of the proportion of the  distribution  in question allocated to the Ordinary Shares.

     The proportion of the total amount of any particular distribution declared, made or paid to be allocated to the Redeemable Preference Shares shall be Z

         where Z =                    S(1-R)
           ---------
                                    O + S(1-R)

     and  where S = the  aggregate  US$  amount  subscribed  for all  Redeemable
     Preference  Shares issued on or before the record date for the distribution in question

     and where R = the percentage of Redeemable Preference Shares redeemed on or before the record date for the distribution in question

     and where O = the number of Ordinary  Shares issued and  outstanding on the record date for the distribution in question.

     The balance of any such  distribution,  i.e., the proportion  1-Z, shall be allocated to the Ordinary Shares.

12.  Return of Capital

     On a return of  capital  on  liquidation  or  otherwise,  the assets of the
     Company  available for  distribution  among the Members shall be applied in the following manner and priority:-

     first, in returning to the Preference  Shareholders  the capital paid up on their Redeemable Preference Shares;

     second,  in returning to the holders of Ordinary Shares the capital paid up on such Ordinary Shares; and

     third, any balance of such assets shall be divisible between the holders of the  Redeemable  Preference  Shares and  Ordinary  Shares pari passu as one class.

13.  Redemption

     Subject to Article  23(b)(i),  the  Redeemable  Preference  Shares shall be redeemable  at any time in  accordance  with the Act and Article 14 hereof,
     provided   sufficient  funds  (in  the  manner  required  by  the  Act  for redemption) are available.

14.  Mechanics of Redemption

     Redeemable Preference Shares may be redeemed at any time at which there are sufficient  profits of the Company  which would  otherwise be available for dividends,  or where  there are  sufficient  proceeds  of a fresh  issue of
     Shares made for the purposes of redeeming the Redeemable Preference Shares.

     When only some of the Redeemable Preference Shares are being redeemed,  the redemption  shall take place in  proportion  as nearly as  possible to each
     Preference Shareholder's holding of Redeemable Preference Shares.

     On the date of any such redemption (a "Redemption Date"), the Company shall pay in  cash  the par  value  of the  Redeemable  Preference  Shares  to be redeemed.

     The amount  payable in respect of all  Redeemable  Preference  Shares to be redeemed shall comprise the "redemption money".

     On a  Redemption  Date,  the  redemption  money shall become a debt due and payable by the Company to the Preference Shareholders.

     On a  Redemption  Date,  subject to  sufficient  funds being  available  in accordance  with  the  Act,  the  redemption  money  shall  be paid to each
     Preference  Shareholder  in respect of those of its  Redeemable  Preference
     Shares  which are to be  redeemed  against  receipt of the  relevant  share certificate  or an  indemnity  in a  form  reasonably  satisfactory  to the
     Company in respect of a share  certificate  which cannot be produced.  If a
     Preference  Shareholder  produces  neither  its  share  certificate  nor an indemnity,  the Company may retain such Preference Shareholder's redemption money until delivery of such share certificate or indemnity.

     The  Company  shall  cancel  share  certificates  in  respect  of  redeemed
     Redeemable  Preference Shares and issue new certificates  without charge in respect of any Redeemable  Preference Shares  represented by such cancelled certificates which remain outstanding.

15.  Voting

     The  Redeemable  Preference  Shares  shall not carry with them any right to vote at any meeting of the Members or otherwise.

16.  Transfer of Redeemable Preference Shares

     The Redeemable  Preference  Shares shall be subject to the  restrictions on transfer of shares specified in Section 4 of the Shareholders Agreement.

                                      LIENS

17.  In  regulation  11 of Table A, the words "not being a fully paid share" and the words  "other  than  fully  paid  shares"  shall be  omitted.  The Lien conferred by such regulations  shall attach to all shares registered in the name of any Person indebted or under  liability to the Company,  whether it shall be the sole  registered  holder  thereof  or shall be one of  several joint holders.

                               TRANSFER OF SHARES

18.  On the transfer of any Shares permitted by these Articles:-

          (a)  A Share  transferred  to a  non-Member  shall  remain of the same
               Class as before such transfer;

          (b)  A Share transferred to a Member shall be redesignated on transfer as being of the same  Class as the  Shares of that  type  already held by the Member; and

          (c)  If no Shares of a Class remain in issue following a redesignation under this Article 18, these Articles shall be read as if they do not include any reference to that Class or to any consents  from, or attendance  at any meeting or votes to be cast by,  Members of that Class or Directors appointed by that Class.

19.  The Board of Directors may refuse to register any transfer of any Shares on which the Company has a Lien.

20.  No  Member  shall  transfer,  whether  voluntarily  or  involuntarily,  any interest  in any  Shares  other  than in  accordance  with  Clause 4 of the
     Shareholders  Agreement.  The  Board of  Directors  shall  not  register  a transfer  of Shares  made  other than in  accordance  with the terms of the
     Shareholders Agreement.

21.  The Shares shall be subject to the certain  restrictions  established under the Shareholders Agreement, and in the event of a conflict or inconsistency between the terms of the Shareholders  Agreement and the terms hereof,  the terms of the Shareholders  Agreement shall prevail.  Each share certificate of the Company  shall bear the legend set forth below or such other legends as the Directors shall determine from time to time:

     "The  Shares  represented  by  this  Certificate  are  subject  to  certain restrictions  established under the terms of the Articles of Association of the Company dated [ ], as amended from time to time,  and the  Shareholders
     Agreement dated [ ], as amended, modified or supplemented from time to time
     (the  "Agreement").  The Articles of Association and the Agreement provide, among other things, for certain  restrictions on the transfer of the Shares represented by this Certificate, and any purported transfer in violation of these restrictions will not be effective or registered by the Company."

                         PROCEEDINGS AT GENERAL MEETINGS

22.  A  resolution  in writing  signed by all  Members at the time  entitled  to receive notice of and to attend and vote at General Meetings, or their duly appointed  attorneys,  shall be as valid  and  effectual  as if it had been passed at a meeting of the Members duly convened and held. Any such written resolutions  may be  executed  in one or more  counterparts,  all of which, taken together,  shall constitute one and the same  instrument,  and any of the Members may consent to such resolutions by signing any such counterpart and  delivering  it to the Company by hand, by prepaid first class mail, or by  facsimile  copy.  In the case of a  Corporate  body  which is a Member, signature  will be  sufficient  if made by a Director or the Member's  duly appointed attorney.

23.  All  decisions  required  to be  taken by the  Members  shall  require  the affirmative vote of Members holding a Simple Majority of then issued Shares except in the case of:-

          (a)  any  decision  made  pursuant to a unanimous  written  resolution without a meeting as provided in Article 22;

          (b)  any decision described in this Article 23(b), which shall require a Qualified Majority vote:-

               (i)  any  decision  with respect to the raising of New Capital or the  creation of any  options,  warrants or other  rights to subscribe for, acquire or call for Shares, the redemption of
                    Shares by the Company , except as required  for the issuance of Shares  pursuant to Clause  2.5.1 or Clause  2.5.3 of the
                    Shareholders  Agreement  or as  required  under the  Finance
                    Documents;

               (ii) any  decision  with  respect to any increase or reduction in the authorised capital of the Company or the creation of any securities other than the Shares, except as required for the issuance of Shares  pursuant to Clause 2.5.1 or Clause 2.5.3 of the  Shareholders  Agreement  or as  required  under  the
                    Finance Documents;

               (iii)any   decision   with   respect  to  the   amalgamation   or
                    consolidation of any Shares;

               (iv) any decision with respect to the public  listing or offer or private placement of any securities of the Company;

               (v)  any decision  with respect to any amendment to the Company's
                    Memorandum of Association or these Articles;

               (vi) any  decision  with  respect  to a change  of the  Auditors, accounting policies or Financial Year of the Company;

               (vii)any decision with respect to the  liquidation  or winding up of the Company;

               (viii) any decision to cause the Company to enter into or conduct any  business  other than the  ownership  of the  Project or activities  related or  incidental  to the  ownership of the
                    Project;

               (ix) any change in the scope of the Project or  expansion  of the
                    Project;

               (x)  any  transaction  involving  the  merger,  consolidation  or reorganisation  of the  Company or the sale of any  material asset or any material portion of the assets of the Company;

               (xi) any transaction  involving the entry by the Company into any partnership,  profit-sharing  or royalty  agreement or other similar  arrangement whereby the Company's income or profits are, or may be, shared with any other Person;

               (xii)the  filing by the  Company  of any  voluntary  petition  of bankruptcy or insolvency; and

               (xiii)  entering  into any  Affiliate  Contract  other than on an arm's length basis; and

          (c)  any  decision  described  in  Clause  3.10  of  the  Shareholders
               Agreement;

     provided  that if under the Act a decision  requires  approval  of a higher percentage of Members than that prescribed  herein,  such higher percentage requirement shall apply.

                                     PROXIES

24.  An  instrument  appointing  a proxy  shall be in writing  executed by or on behalf of the appointor and in any common form or in such other form as the
     Directors may approve,  and the Directors may at their  discretion  treat a facsimile  or photocopy  of an  instrument  in any such form as an original copy of the instrument.  The instrument of proxy shall, unless the contrary is stated  therein,  be valid for any adjournment of the meeting as well as for the  meeting  to which  it  relates  and  shall be  deemed  to  include authority to vote as the proxy thinks fit on any  amendment of a resolution put to the meeting for which it is given.

25.  The  instrument  appointing a proxy (and if required by the  Directors) any authority under which it is executed or a copy of the authority  (certified notarially  or in any other  manner  approved  by the  Directors)  shall be delivered to the registered  office of the Company,  or to some other place or to some Person specified or agreed by the Directors, before the time for holding the meeting at which the person named in the instrument proposes to act, or in case of a poll taken after the date of the  meeting,  before the time appointed for the taking of the poll, and an instrument or proxy which is not so delivered shall be invalid.

                                VOTES OF MEMBERS

26.  On a poll,  every Member shall have one vote for every Ordinary Share which it holds, irrespective of any call or other money payable in respect of any
     Ordinary Share that has become payable and remains  unpaid.  No vote of the
     Members shall be taken on a show of hands.

                            PROCEEDINGS OF DIRECTORS

27.   (a) The  holder(s)  of the Class A-1  Shares  shall  have the right to appoint one (1) Director for each complete 12.4 percent (12.4%) of the
          Ordinary Shares held by such holder(s) from time to time.

     (b)  The  holder(s) of the Class B-1 Shares shall have the right to appoint one (1)  Director  for  each  complete  12.4  percent  (12.4%)  of the
          Ordinary Shares held by such holder(s) from time to time.

     (c)  The  holder(s) of the Class C-1 Shares shall have the right to appoint one (1)  Director  for  each  complete  12.4  percent  (12.4%)  of the
          Ordinary Shares held by such holder(s) from time to time.

     (d)  The  holder(s) of the Class D-1 Shares shall have the right to appoint one (1)  Director  for  each  complete  12.4  percent  (12.4%)  of the
          Ordinary  Shares held by such  holder(s)  from time to time,  provided that IFC,  whilst the holder of any Class D-1  Shares,  shall have the right,  as the holder of Class D-1 Shares,  but not the  obligation to
          appoint  one  (1)  Director   without   regard  to  IFC's   percentage
          shareholding,  provided  further  that if and so long as IFC  does not exercise  its right to appoint a  Director,  it shall  nonetheless  be entitled to receive  notice of meetings of the Board of Directors  and to send a  representative  to attend  and  observe  such  meetings  or participate pursuant to Article 35 without being entitled to vote.

28.  Each  Director  shall serve as a Director  until removed or replaced by the holder(s) of the Class which appointed that Director.

29.  A Director  shall only be appointed,  removed and replaced by instrument in writing  executed by the holder(s) of the relevant Class.  Any appointment, removal or replacement  shall become  effective at the time such instrument signed by the  holder(s) of the relevant  Class is delivered to the Company by hand, by prepaid  first class mail or by facsimile  copy, or is produced before a meeting of the Board of  Directors.  No consent or approval of any holder of another Class or of the Board of Directors  shall be required for the appointment, removal or replacement of any Director. The Company shall, in  accordance  with  applicable  law, make or cause to be make all filings necessary to effect each such appointment, removal or replacement.

30.  In regulation 98 of Table A, the last  sentence  thereof  reading "it shall not be  necessary  to give notice of a meeting of Directors to any Director for the time being absent from the Republic" shall be omitted.

     Notice of a meeting of the Directors  shall be deemed to be properly  given to a  Person  entitled  to  such  notice  if it is  given  to  such  Person personally  in writing at his last known address or any other address given by such  Person to the  Company  for this  purpose,  or by any other  means authorised  in  writing by the  Director  concerned.  A Director  may waive notice of any meeting prospectively or retrospectively.

31.  The overall  management  and direction of the Company shall be exercised by
     the  Board  of  Directors  and,   except  as  expressly   provided  in  the
     Shareholders  Agreement,  herein or under the Act or  applicable  law,  the
     Members shall not be required to vote on,  approve or consent to any action of the Company. All decisions of the Board of Directors shall be taken by a
     Simple Majority vote,  except to the extent a decision is required to be by a  Qualified  Majority  vote as  hereinafter  provided  or as  provided  by applicable law.

32.  The  following  matters  shall  require a  Qualified  Majority  vote of the
     Directors:-

          (a)  the  incurrence by the Company of any  Indebtedness  for Borrowed
               Money or the  creation  of any  Liens  over any of the  Company's assets or the  giving of any  guarantee,  indemnity  or  becoming surety for any Person,  in each case,  other than as contemplated by the Transaction  Documents or in connection with a New Capital round;

          (b)  the  making  by  the  Company  of  any  loan,  advance,   capital
               contribution  to or investment in the shares or other  securities of or interests in any Person;

          (c)  the  initiation,  settlement  or compromise by the Company of any
               arbitration,   litigation   or  other  legal  or   administrative
               proceeding,  or the  settlement or  compromise of any  threatened claim,  involving an amount in excess of $1,000,000  (One Million
               US Dollars) (Index Linked);

          (d)  the approval of the Annual  Budget of the Company,  provided that the  Development  Budget  in  the  form  of  Schedule  B  to  the
               Shareholders   Agreement  shall  constitute  the  initial  Annual
               Budget;

          (e)  any expenditures or commitments for expenditures in any Financial
               Year  which  would  cause an  aggregate  overrun  of  expenditure against  budget of ten  percent  (10%) or more in  respect of any budget  item or five  percent  (5%) or more in  aggregate  in any
               Annual  Budget  other than the  Development  Budget  (other  than operating  costs  incurred in the ordinary  course of business in excess of budget as a result of meeting  levels of despatch under the PPA in excess of those  anticipated in preparing the relevant budget);

          (f)  the renewal of the PPA;

          (g)  any amendment to any Project Document or any waiver thereunder;

          (h)  any amendment to any Finance Document or any waiver thereunder;

          (i)  the approval of any new fuel supply agreements;

          (j)  the appointment and  remuneration of the Chief Executive  Officer and Chief Financial Officer;

          (k)  the Company forming or having any Affiliate;

          (l)  prepayment of any Indebtedness for Borrowed Money; and

          (m)  the assignment,  sale or other disposal,  lease or lending in any twelve (12) month period of any asset or related  group of assets of the  Company  having a net  book  value  in  aggregate  of one hundred  thousand  US  dollars  (US$100,000)  (or the  equivalent thereof) (Index Linked).

33.  Meetings of the Board of Directors  shall be held no less than two times in every Financial Year, normally in Kenya. Meetings of the Board of Directors shall be  scheduled  at times when and at places  where the  Directors  can reasonably  be  expected  to  attend,  provided  that the  holding  of such meetings in a country other than Kenya does not result in the Company being deemed tax resident in that country.

34.  A written  agenda  for each  meeting of the Board of  Directors  specifying matters to be raised at such  meeting  shall be sent to each  Director  not less than fifteen (15) Business Days before such meeting;  provided that if any action is required to be taken by the Company  (and  requires a meeting of the Board of Directors) in less than fifteen (15) Business Days in order for the Company,  any Member and/or any Sponsor to perform its  obligations under any Transaction  Document,  such requirement of fifteen (15) Business
     Days' notice shall not apply;  provided further that,  notwithstanding  the foregoing,  while  IFC is a Member,  IFC shall be given at least  seven (7)
     Business Days' notice of any meeting of the Board of Directors.

35.  Subject to Clause  10.6 of the  Shareholders  Agreement,  any or all of the
     Directors  may  participate  in a  meeting  of the  Board of  Directors  by conference telephone or any other communication  equipment which allows all
     Persons  participating  in such  meeting  to hear each  other.  A Person so participating  shall be deemed to be present in person at such  meeting and shall be entitled to vote.

36.  The  quorum  for a  meeting  of the  Board  of  Directors  shall be one (1)
     Director  appointed by the holder(s) of each of the Class A-1, B-1, C-1 and
     D-1  Shares  present  at or  participating  in  such  meeting  (unless  the
     Director(s) of a Class are excluded from attending  pursuant to Clause 10.6 of the  Shareholders  Agreement,  in which case the quorum shall be one (1)
     Director  appointed by the holder(s) of each of the other Classes  referred to above,  and  unless  there are no  holder(s)  of shares in a  particular
     Class, in which case the quorum shall be one (1) Director  appointed by the holder(s) of each of the other  Classes  referred to above),  provided that the attendance of any Director  appointed by IFC,  whilst the holder of any
     Class D-1 Shares,  shall not be required for the  purposes of  establishing such a  quorum,  but such  restriction  shall not  extend  to any  Director
     appointed   pursuant  to  Article   27(d)  by  any   transferee   of  IFC's
     shareholding.  If a  quorum  is not  present  within  one  (1)  hour of the scheduled  start of the  meeting  (or such  later  period as the  Directors present  may agree) the  meeting  shall be  adjourned  to the same time and place in seven (7)  Business  Days' time and at any  adjourned  meeting the
     Directors present or participating shall constitute a quorum.

37.  A written  resolution in one or more  counterparts  signed by all Directors
     (or in the  circumstances  described in the Clause 10.6 of the Shareholders
     Agreement,  all  Directors  other  than the  Director(s)  appointed  by the
     Defaulting  Shareholder)  shall have the same effect as a  resolution  duly passed at a meeting of the Board of  Directors in  accordance  with Article
     36. Such written resolution may be circulated without a meeting and without notice to the Directors and in one or several  counterparts;  provided that while IFC is a Member, IFC shall be given at least seven (7) Business Days'
     notice of any such resolution.

38.  Any Director (other than a Director excluded pursuant to Clause 10.6 of the
     Shareholders Agreement) may request the convening of a meeting of the Board of Directors  at any time and upon receipt of such a request the  Secretary and the Company shall  forthwith  convene a meeting in accordance with such request but subject to the provisions of these Articles,  the  Shareholders
     Agreement and the Act.

                COMMITTEES OF THE BOARD OF DIRECTORS; DELEGATION

39.  The Board of Directors  shall  delegate the  management of and decisions in respect of Affiliate  Contracts to a committee  which shall  consist of all
     Directors  other than those  Directors  appointed  by the Member or Members
     having  any  interest   whatsoever   in  such   Affiliate   Contract   and,
     notwithstanding  any other provision hereof, any decision taken by any such committee shall be binding upon the Company.

40.  The  Directors  appointed  by a Member  having an interest in an  Affiliate
     Contract  shall be  entitled  to attend and  participate  in any  committee deliberations relating thereto, but shall not be entitled to vote and shall not be included in the quorum.

41.  The  procedures  applicable  to meetings of such  committee of the Board of
     Directors and the voting majorities shall be the same, mutatis mutandis, as those applicable to any meeting of the Board of Directors.

42.  The notice of and agenda of any meeting of such  committee  of the Board of
     Directors  shall be  circulated  to all Directors and the decisions of such committee shall be minuted and circulated as soon as practicable  after any meeting to all Directors.

43.  Other than the  committee  specified  in Article 39 the Board of  Directors shall not  delegate its powers to  committees  of the Board of Directors or
     (except to officers in the ordinary course of their duties) otherwise.

                               ALTERNATE DIRECTORS

44.  Each Director  shall have power from time to time to nominate any Person to act as his or her  alternate  Director  and, at his or her  discretion,  to remove such alternate  Director.  Such alternate Director may be a Director in his or her own right.

45.  An  alternate  Director  shall  (except as regards  the power to appoint an alternate  Director) be subject in all respects to the terms and conditions existing  with  reference to the other  Directors  and shall be entitled to receive  notices of all meetings of the Directors and to attend,  speak and vote at any such meeting at which his or her appointor is not present.

46.  One Person may act as  alternate  Director to more than one Director of the same Class.

47.  Any  appointment or removal of an alternate  Director shall made in writing by the Director appointing such alternate Director.

48.  If a Director making any such  appointment as aforesaid shall cease to be a
     Director  for any  reason,  the Person  appointed  by such  Director  as an alternate  Director shall thereupon cease to have any power or authority to act as an alternate Director.

49.  A Director  shall not be liable for the acts and defaults of any  alternate
     Director appointed by such Director.

50.  An  alternate  Director  shall be counted  for the  purpose of  determining whether a quorum is present at any  meeting of the  Directors  attended  by such  alternate  Director at which such  alternate  Director is entitled to vote.

                              INTEREST OF DIRECTORS

51.  Without  prejudice to Article 40, a Director who to his or her knowledge is in any way, whether  directly or indirectly,  interested in any contract or proposed  contract  with the Company shall declare the nature of his or her interest at a meeting of the Directors.

                                    CHAIRMAN

52.  There shall be a Chairman of the Board of Directors  who shall be appointed by the holders of the Class B-1 Shares from among the  Directors  appointed by such  holders  at the  first  meeting  of the  Board of  Directors  held following  the  execution of the  Shareholders  Agreement.  Following  such appointment,  such Chairman  shall sit as Chairman  until the expiry of the period of three  (3)  years  from the Full  Commercial  Operation  Date (as defined in the PPA). Thereafter, the right to appoint the Chairman shall be rotated  annually  among the Class A-1,  C-1,  D-1 and B-1  Members in that order,  with the Member(s) of each relevant Class being entitled to appoint as Chairman any Director  appointed by it/them.  In the event the holder(s)
     of the  Class  entitled  to  appoint  the  Chairman  have not  appointed  a
     Director,  the right to appoint the  Chairman  shall pass to the next Class entitled  to  appoint  the  Chairman,  in the order set  forth  above.  The
     Chairman shall not have a second or casting vote.

                                    OFFICERS

53.   (a) The Board of Directors shall appoint a Chief Executive Officer and
          Chief Financial Officer with effect from the Full Commercial Operation
          Date (as  defined  in the PPA) (or such  earlier  date as the Board of
          Directors  may  determine)  for  such  period  and on such  terms  and conditions as the Board of Directors may determine.

      (b) The Chief Executive Officer shall manage the day-to-day operations and affairs of the Company under the direction of the Board of Directors

                                     NOTICES

54   Any notice or  document  served by the  Company  on any Member  shall be in writing and shall be delivered by hand (including,  without limitation,  by express  courier  against  written  receipt) or sent by prepaid first class mail (air mail if overseas) or (where subsequently  confirmed by letter) by facsimile copy to such Member at its registered address as appearing in the
     Register of Members.

                                    INDEMNITY

55.  Every Director, Secretary or other officer of the Company shall be entitled to be  indemnified  out of the assets of the Company  against all losses or liabilities  which he or she may sustain or incur in or about the execution of the  duties  of his or her  office or  otherwise  in  relation  thereto,
     including  any   liability   incurred  by  him  or  her  in  defending  any
     proceedings,  whether civil or criminal, in which judgement is given in his or her favour or in which he or she is acquitted.

DATED this       day of           , 2000